Exhibit 10.35

Vast Solar Pty Ltd

Management Equity Plan Deed

Contents			Page

	Parties

1	Defined terms and interpretation		1

	1.1	Definitions in the Dictionary	1

	1.2	Interpretation	1

2	Purpose		1

3	Governing rules		1

4	Commencement		2

5	Principal conditions		2

	5.1	Compliance with law	2

	5.2	Prerequisite to acquisition of MEP Shares	2

6	MEP Share Pool		2

	6.1	Plan limit	2

	6.2	Unallocated MEP Shares Pool	2

7	Offer		3

	7.1	Invitation by Board	3

	7.2	Invitation	3

8	Application		3

	8.1	Application	3

	8.2	Payment of Issue Price	3

	8.3	Loans and security	3

	8.4	Acceptance by Eligible Employee	4

	8.5	Nominees	4

	8.6	Independent advice	4

	8.7	Other documents	4

	8.8	Lapse of Invitation	4

9	Term		5

	9.1	General	5

	9.2	Commencement	5

	9.3	Certain provisions continue	5

10	Issue of MEP Shares		5

	10.1	Issue of MEP Shares	5

	10.2	Equal rank	5

	10.3	Exception	5

11	Board to determine treatment of MEP Shares		6

12	MEP Share Rights		6

	12.1	General	6

	12.2	MEP Exit Entitlement	6

13	Restrictions on Dealing		7

	13.1	Dealing by Participant	7

	13.2	Permitted Transfers	7

14	Leavers		7

	14.1	Forfeiture of MEP Shares - Bad Leaver	7

	14.2	MEP Shares - Good Leaver	8

	14.3	Buy-back price for MEP Shares	8

	14.4	Board Discretion	8

15	Exit		8

	15.1	Notice of potential exit	8

	15.2	Actions on Exit	9

	15.3	IPO	9

	15.4	Asset Sale	9

	15.5	Power of Attorney	9

16	Drag Along Rights		9

	16.1	Right to give a Drag Notice	9

	16.2	Contents of Drag Notice	10

	16.3	Effect of Drag Notice	10

	16.4	Withdrawal of Drag Notice	10

	16.5	Power of Attorney	11

	16.6	Ongoing value of the Business	11

17	Tag Along Rights		11

	17.1	Invitation to Tag	11

	17.2	Contents of Invitation to Tag	11

	17.3	Exercise of Tag Option	12

	17.4	Effect of exercise of Tag Option	12

	17.5	Power of Attorney	12

18	Compulsory transfer		12

	18.1	Right to purchase MEP Shares following Event of Default	12

	18.2	Completion of purchase	13

	18.3	Power of attorney	13

	18.4	Authorisations	13

19	Restraint on Participants		13

	19.1	Restraint	13

	19.2	Restraint Period	13

	19.3	Acknowledgement	14

	19.4	Deletion of restrictions	14

	19.5	Severance	14

	19.6	Injunctive relief	14

20	Confidentiality		14

	20.1	Disclosure of Confidential Information	14

	20.2	Disclosure by recipient of Confidential Information	15

	20.3	Ceasing to hold MEP Shares	15

21	Accession Deed		15

	21.1	New Participant	15

	21.2	Transferee	15

22	Amendments to Plan		15

23	Powers of the Board		16

	23.1	Powers and delegation	16

	23.2	Discretion	16

24	Representations and warranties		16

25	General		17

	25.1	Notices	17

	25.2	Entire agreement	17

	25.3	Power of Attorney	17

	25.4	Governing law	18

	25.5	Assignment	18

	25.6	Counterparts	18

Schedule 1	Dictionary & Interpretation	19

Schedule 2	Eligible Persons	26

Schedule 3	Shareholders	26

Schedule 4	MEP Share Conversion - Worked Examples	28

Schedule 5	MEP Share rights	33

Schedule 6	Accession Deed	34

Schedule 7	Restraint Area	38

Execution page		1

Parties

Vast Solar Pty Ltd (ACN 136 258 574) of [***] (Company)

AgCentral Pty Ltd (CAN 053 901 518) of [***] (AgCentral)

Various Vast Solar Management Team members listed in Schedule 2, each being an Eligible Person

Each Shareholder listed in Schedule 3, each being a Shareholder

Each party who executes a deed of adherence in relation to these rules from time to time, each being an Other Parties

1	Defined terms and interpretation

1.1	Definitions in the Dictionary

A term or expression starting with a capital letter:

(a)	which is defined in the Dictionary in Schedule 1 (Dictionary), has the meaning given to it in the Dictionary; and

(b)	which is defined in the Corporations Act, but is not defined in the Dictionary, has the meaning given to it in the Corporations Act.

1.2	Interpretation

The interpretation clause in Schedule 1 (Dictionary) sets out rules of interpretation for this agreement.

2	Purpose

The purposes of the Plan are to:

(a)	encourage participation by Eligible Persons in the growth and success of the Company through share ownership;

(b)	align the interests of Eligible Persons and the Company’s shareholders so as to increase and maximise shareholder values and Company performance;

(c)	attract, motivate and incentivise Eligible Persons; and

(d)	provide a medium to long term incentive for the retention of competent and high calibre Eligible Persons that is market competitive, consistent with best practice and supportive of the interests of the Company’s shareholders.

3	Governing rules

Each grant of MEP Shares under the Plan is governed by the Plan Rules and the relevant Invitation. If there is any inconsistency between those documents, they apply in the following order of priority:

(a)	The Plan Rules; and

(b)	The Invitation.

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4	Commencement

The Plan will commence on a date determined by resolution of the Board (Effective Date).

5	Principal conditions

5.1	Compliance with law

(a)	No Invitation may be made to an Eligible Person, and no MEP Shares may be issued under the Plan, if to do so would contravene the Constitution or any Applicable Law.

(b)	This Plan and all Invitations are subject to and are conditional on any resolutions being passed which are required under the Constitution or any Applicable Law.

5.2	Prerequisite to acquisition of MEP Shares

Unless the Board determines otherwise and subject to clause 5.1 an allotment of MEP Shares may be made to an Eligible Person pursuant to an Invitation only if at both:

(a)	the date of the Invitation; and

(b)	the date that the MEP Shares are to be acquired by the Eligible Person,

the Eligible Person remains employed by the Company who holds a salaried employment, consultant fee base arrangement or office in the Company.

6	MEP Share Pool

6.1	Plan limit

(a)	The Company must only issue a maximum of 100 MEP Shares during the term of the plan (MEP Share Pool).

(b)	No Invitation may be made to an Eligible Person if the issue of MEP Shares pursuant to that Invitation would cause the total number of MEP Shares on issue to exceed 100 MEP Shares.

6.2	Unallocated MEP Shares Pool

On the occurrence of a Liquidity Event or any termination of the Plan under clause 9.1, if there are any unallocated MEP Shares within the MEP Shares Pool, following a recommendation by the chief executive officer of the Company to the Board, the economic benefit of the unallocated MEP Shares must be attributed to the holdings of existing Participants, by way of a share subdivision, the allocation of which (to the existing Participants) is to be determined at the sole discretion of the Board.

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7	Offer

7.1	Invitation by Board

The Board may, from time to time, invite Eligible Persons to apply for MEP Shares in accordance with this Plan, by giving that Eligible Person an Invitation.

7.2	Invitation

The Board must make any invitation to apply for MEP Shares in writing, in the form determined by the Board from time to time. The Invitation must set out:

(a)	the name and address of the Eligible Person to whom the Invitation is made;

(b)	the date of the Invitation;

(c)	the number and class of MEP Shares being offered pursuant to the Invitation;

(d)	the Issue Price of the MEP Shares the subject of the Invitation;

(e)	the time and date by which any Application must be received by the Company;

(f)	a statement that the Invitation is made on the terms and conditions in this Plan;

(g)	any terms and conditions applicable to the Invitation as determined by the Board from time to time; and

(h)	any other information that is required by Applicable Law.

8	Application

8.1	Application

(a)	An Eligible Person who wishes to apply for MEP Shares pursuant to an Invitation must give the Company:

(i)	a duly completed Application; and

(ii)	if the Eligible Person is not already a party to this deed, a duly executed Accession Deed,

before the time and date specified in the Invitation.

(b)	On receipt by the Company of an Application from an Eligible Person, the Board may, in its absolute discretion, accept or reject the Application.

8.2	Payment of Issue Price

If the Board accepts an Application in accordance with clause 8.1 (b), the Eligible Person must pay the Issue Price in Immediately Available Funds to the bank account nominated by the Company.

8.3	Loans and security

The Company or any of its Subsidiaries may agree to assist an Eligible Person to fund the acquisition of MEP Shares acquired under the Plan in such manner as the Board may determine, and the Company (or its Subsidiary) may take security over the MEP Shares in connection with such assistance. Any such loan will be subject to:

(a)	the Eligible Person complying with the requirements relating to the loan set out in the Invitation, including entering into a loan agreement evidencing the loan with the Company; and

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(b)	the Company or its Subsidiary complying with the requirements of the Corporations Act in relation to financial assistance.

8.4	Acceptance by Eligible Employee

By applying for MEP Shares the subject of an Invitation in accordance with clause 8.1, the Eligible Person will be taken to have:

(a)	agreed to become a Participant bound by this deed;

(b)	agreed to become a shareholder of the Company and be bound by the Constitution;

(c)	irrevocably offered to acquire the MEP Shares, being the subject of the Application:

(i)	under, and subject to, this deed; and

(ii)	on and subject to the terms and conditions of the Invitation.

8.5	Nominees

An Eligible Person to whom an offer to acquire MEP Shares is made may apply to hold MEP Shares in the name of a Nominee by complying with the requirements relating to such application set out in the Invitation. The Company may grant any such application in its sole discretion.

8.6	Independent advice

Each Eligible Person is responsible for obtaining its own advice in relation to the offer to acquire MEP Shares, appoint a Nominee or borrow money from the Company (or its Subsidiary). The Company bears no responsibility to the Eligible Person if his or her participation in the Plan has negative tax or other consequences for the Eligible Person, its Nominee or any other person.

8.7	Other documents

The Company may from time to time require a Participant to complete and return such documents as may be required by law or which the Company reasonably requires for legal or tax reasons.

8.8	Lapse of Invitation

If an application for MEP Shares the subject of an Invitation is not made in accordance with clause 8.1 before the time and date specified in the Invitation, the Invitation will lapse immediately.

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9	Term

9.1	General

The Plan may be terminated at any time by the Board, but any such suspension or termination will not prejudice the rights of any Participant holding MEP Shares issued under the Plan at that time and will not affect the terms and conditions attached to any MEP Shares issued under the Plan prior to such suspension or termination.

9.2	Commencement

This deed comes into effect on the Effective Date and remains in effect until:

(a)	with respect to a Participant, the Participant has transferred all of their MEP Shares in a manner contemplated by this deed;

(b)	the parties agree to terminate this deed; or

(c)	completion of a Liquidity Event where there are no longer any MEP Shares on issue.

9.3	Certain provisions continue

The termination of this deed with respect to a party does not affect:

(a)	any obligation of that party which accrued prior to that termination and which remains unsatisfied; and

(b)	clause 20 (Confidentiality).

10	Issue of MEP Shares

10.1	Issue of MEP Shares

Subject to clause 10.3, in respect of each Eligible Person that completes an Application, as provided in clause 8.1, the Company will:

(a)	issue the Participant a share certificate in respect of the MEP Shares in the name of the Participant (or his or her Nominee if applicable) for the number of MEP Shares specified in the Invitation; and

(b)	enter the name of the Participant (or his or her Nominee, if applicable) as the holder of the MEP Shares in the Company’s register of members as specified in the Invitation.

10.2	Equal rank

An MEP Share issued under the Plan will rank equally in all respects with MEP Shares of the same class already on issue on the date of issue of the MEP Shares.

10.3	Exception

MEP Shares may not be issued, purchased, allocated or Dealt with under the Plan if to do so would contravene the Corporations Act or any other applicable laws or could cause the Company to have more than 50 shareholders.

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11	Board to determine treatment of MEP Shares

Following the occurrence of a Liquidity Event the Board must choose, in its absolute discretion, to either:

(a)	execute the MEP Exit Entitlement in accordance with clause 12.2(a); and/or

(b)	consider, at the time, any other suitable mechanism to achieve the realisation of the economic MEP Share on behalf of the Participants which may be by way of share conversion or share rights variation.

12	MEP Share Rights

12.1	General

Subject to this clause 12, the MEP Share Rights are those as stated in Schedule 5 of this Plan.

12.2	MEP Exit Entitlement

(a)	Subject to clause 11 and 12.2(b), upon the occurrence of a Liquidity Event, the holder of a MEP Share will be entitled to participate in the Liquidity Event and receive the Relevant Proportion of the Exit Proceeds in accordance with the formula below and worked examples in Schedule 4 (MEP Exit Entitlement):

where:

A means MEP Shareholding of the relevant holder

B means Allocated MEP Additional Benefit if any allocated to the relevant holder.

MEP Share Pool means the entire MEP Shares on offer, the maximum being 100 MEP Shares.

Management Split means:

where:

Net Sale Price is less than $10,000,000 the Management Split is 25%.

where:

Net Sale Price is greater than $10,000,000 the Management Split is 33.3333%.

Management Value means the dollar amount equal to the applicable Management Split x Sale Profit.

(b)	Subject to clause 11, should a Liquidity Event occur in the nature contemplated in (d) of the definition of Liquidity Event, the Holder of a MEP Share will be entitled to hold any remaining MEP Shares rounded up to the nearest whole share in accordance with the formula below:

(A+B)×(1-Sale Proportion)

where:

A means MEP Shareholding.

B means Allocated MEP Additional Benefit.

Sale Proportion means the economic value of the security proportion to be sold or transferred as agreed between the Board and the Selling Shareholder.

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13	Restrictions on Dealing

13.1	Dealing by Participant

(a)	A Participant may not Deal with any of its MEP Shares, including indirectly by way of a Change of Control, except pursuant to a Permitted Transfer.

(b)	Any Dealing in contravention of this clause 13 is void.

13.2	Permitted Transfers

A Permitted Transfer means, in respect of a Participant:

(a)	permitting an encumbrance to exist over the Participant's MEP Shares as security in favour of the Company;

(b)	a Transfer by the Participant of its MEP Shares:

(i)	pursuant to clause 18.1 (Defaulting Participant);

(ii)	with the prior written consent of the Board (which the Board may withhold in its absolute discretion);

(iii)	to a Nominee on prior written notice to the Board; or

(iv)	by way of Transfer permitted under clause 15 (Exit), clause 16 (Drag Rights), or clause 17 (Tag Rights).

14	Leavers

14.1	Forfeiture of MEP Shares - Bad Leaver

Subject to clause 14.4, if a Participant ceases to be an employee or consultant of the Company due to:

(a)	resignation (other than due to total and permanent disablement, mental illness, redundancy or terminal illness);

(b)	dismissal for cause or poor performance; or

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(c)	any other circumstances (other than due to a Special Circumstance) determined by the Board to constitute a Bad Leaver,

then, subject to compliance with any Applicable Law and the Constitution, the Company may, in its absolute discretion, upon issuing a notice to the Participant, buy-back the MEP Shares held by that Participant at a price determined in accordance with clause 14.3.

14.2	MEP Shares - Good Leaver

Subject to clause 14.4, if a Participant ceases to be an employee or consultant due to a Special Circumstance or otherwise for reasons other than as a Bad Leaver (Good Leaver) then, at its absolute discretion, the Board will either:

(a)	buy-back the MEP Shares held by the Participant at a price determined by clause 14.3(b); or

(b)	elect to grant the Participant the right to continue to hold its MEP Shares until a Liquidity Event occurs.

14.3	Buy-back price for MEP Shares

In relation to the buy-back of MEP Shares pursuant to clause 14.1 and 14.2 the price payable in respect of those MEP Shares (in aggregate) shall be:

(a)	if a Bad Leaver, the lower of the Fair Value and the Net Cost of the MEP Shares; and

(b)	if a Good Leaver, the Fair Value of the MEP Shares,

in each case measured as at the date the Participant became a Leaver.

14.4	Board Discretion

If a Participant ceases to be an employee or consultant of the Company, notwithstanding the provisions of 14.1 and 14.2, the Board may, subject to compliance with the Applicable Law and Constitution, determine to treat the MEP Shares held by the Participant in any way other than in the manner set out in this clause 14 if the Board determines that the relevant circumstances warrant such treatment.

15	Exit

15.1	Notice of potential exit

Notwithstanding any other provision of this deed or any other document regulating the relationship of the parties, the Company, a Shareholder or a Noteholder may serve a notice on the Participants and Shareholders that there is an intention to sell or transfer all or a proportion of the Securities of the Company on issue, whether by a Liquidity Event or otherwise (Exit Notice).

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15.2	Actions on Exit

The Participants and Shareholders must, on receipt of an Exit Notice:

(a)	take all steps required by the Company or Shareholder to effect an exit under this clause 15 as soon as practicable and within the time period specified by the Company (if any); and

(b)	do all things necessary to effect a distribution of the proceeds of an exit in accordance with this deed and the Constitution.

15.3	IPO

If the Company or a Shareholder, who together hold 75% or more of the Securities on issue wish to pursue an IPO, each Participant and Shareholder will, as considered necessary or desirable by the Company and or Shareholder in connection with the IPO:

(a)	act in good faith to sell down or retain on the IPO such interests in the Company (or the entity being listed) as the underwriters, joint lead managers and financial advisers recommend as being desirable in order to maximise the success of the IPO;

(b)	assist the Company in preparing a prospectus or similar disclosure document;

(c)	do all things reasonably necessary to obtain requisite Relevant Securities Exchange and shareholder approvals for the IPO;

(d)	provide all reasonable assistance for marketing activities, including road shows; and

(e)	take all actions required by the Company in order to affect a buyback, exchange or conversion of some or all of its MEP Shares (which may involve the exchange, or conversion of MEP Shares in the Company for securities in the Company or a different entity which is to be listed), in each case to achieve an IPO on the terms and structure identified by the Board.

15.4	Asset Sale

If the Company or Shareholder’s preferred form of Liquidity Event is an Asset Sale, then the Participants and Shareholders must take all steps reasonably required by the Company or Shareholder to effect an Asset Sale.

15.5	Power of Attorney

Each Participant irrevocably appoints the Company as its attorney in accordance with clause 25.3 on default by it of performance of its obligations under this clause 15.

16	Drag Along Rights

16.1	Right to give a Drag Notice

If one or more Shareholders, who together hold 75% of the Securities (Selling Shareholder) wishes to sell any Securities to an unrelated third party (Third Party Purchaser) by way of a Liquidity Event, it may give a Drag Notice to each other Shareholder and Participant (Dragged Shareholder).

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16.2	Contents of Drag Notice

A Drag Notice must state:

(a)	the identity of the proposed Third Party Purchaser;

(b)	the number of Securities proposed to be sold by the Shareholder and or the Selling Shareholders and the percentage of the total number of Securities and consequently the MEP Shares proposed to be sold (in each case, a Drag Proportion of the relevant class of Securities or MEP Shares, as applicable);

(c)	the sale price of each Security and MEP Share (Drag Price) to be sold by the Shareholders, and, by virtue of the operation of this clause 16, the MEP Participants (Dragged Participant) (which may be different as between classes of Securities to be sold, and which need not be cash consideration) and any other terms of the proposed sale (Drag Sale Terms); and

(d)	that the Shareholders require the Dragged Participant to sell the Drag Proportion of its MEP Shares (Dragged MEP Shares) to the Third Party Purchaser at the Drag Price, on the terms no less favourable to the Participant than the terms of the Drag Sale Terms.

16.3	Effect of Drag Notice

If a Drag Notice is given (and has not been withdrawn pursuant to clause 16.4), then:

(a)	the Shareholders and Participants must sell its Securities and Dragged MEP Shares (as applicable) to the Third Party Purchaser on the terms stated in the Drag Notice;

(b)	the Shareholders and Participants must do all things and execute such documentation as is reasonably necessary or reasonably required by the Company and the Shareholders to affect the proposed sale to the Third Party Purchaser;

(c)	the Shareholders are not to complete the proposed sale to the Third Party Purchaser unless at the same time, the Third Party Purchaser offers to buy all the Securities of the Shareholders and the MEP Shares of the Dragged Participants on the terms stated in the Drag Notice; and

(d)	any securities to be issued by the Third Party Purchaser as consideration for any of the Securities or Dragged MEP Shares must be in the same class, including the same economic and voting rights, as those securities issued to the Shareholders (as the case may be).

16.4	Withdrawal of Drag Notice

(a)	A Drag Notice may be withdrawn by the Shareholder at any time by written notice to each other Shareholder and Participant.

(b)	If the Drag Notice is withdrawn, each Shareholder and Participant must be given an Invitation to Tag in respect of the Securities and MEP Shares proposed to be sold if required by clause 17.1.

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16.5	Power of Attorney

Each Shareholder irrevocably appoints the Company as its attorney in accordance with clause 25.3 on default by it of its performance of its obligations under this clause 16.

16.6	Ongoing value of the Business

Each Shareholder acknowledges that:

(a)	if the Third Party Purchaser wishes to offer the Shareholder participation in a management equity plan relating to the business after the Third Party Purchaser’s acquisition, then the Participant will consider such opportunity in good faith and with a view to maximising the total value of the Business to that Third Party Purchaser; and

(b)	to achieve a successful Liquidity Event the Shareholder is likely to be required to commit to continue working in the business in an executive or consultant capacity, on market terms, as reasonably required by the Company following the Liquidity Event.

17	Tag Along Rights

17.1	Invitation to Tag

If one or more Shareholders who together hold more than 75% of the Securities intend to sell some or all the Securities to a Third Party Purchaser and has not issued a Drag Notice to the other Shareholders or Participants (or has withdrawn such Drag Notice), it must give an invitation to tag to each Shareholder and Participant (Invitation to Tag).

17.2	Contents of Invitation to Tag

An Invitation to Tag must state:

(a)	the identity of the proposed Third Party Purchaser;

(b)	the number of Securities proposed to be sold by the Shareholder and or the Selling Shareholders and the percentage of the total number of Securities and consequently the MEP Shares proposed to be sold (in each case, a Tag Proportion of the relevant class of Security or MEP Share, as applicable);

(c)	the sale price for each Security and MEP Share (Tag Price) to be sold (which may be different as between classes of Securities to be sold, and which need not be cash consideration) and any other terms of the proposed sale to the Third Party Purchaser (Tag Terms);

(d)	that the Shareholder and Participant has an option (Tag Option) to direct the Selling Shareholders to include in the sale to the Third Party Purchaser the Tag Proportion of the Shareholders’ Securities and the Participants’ MEP Shares (the Tagged Securities and MEP Shares), at the Tag Price per Tagged Security and MEP Share and on the terms no less favourable to the Shareholder and Participants than the terms contained in the Tag Terms;

(e)	the period during which the Tag Option maybe exercised, which must not be less than 10 Business Days from the date of the Invitation to Tag; and

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(f)	any securities to be issued by the Third Party Purchaser as consideration for any of the Tagged Securities and MEP Shares must be in the same class, including the same economic and voting rights, as those securities issued to the Selling Shareholder

17.3	Exercise of Tag Option

A Tag Option may be exercised by notice in writing to the Company, or the Selling Shareholders within the exercise period stated in the Invitation to Tag. Any exercise of a Tag Option must be for all Tagged Securities and MEP Shares and is irrevocable.

17.4	Effect of exercise of Tag Option

If a Shareholder or Participant (as applicable) exercises its Tag Option:

(a)	the Shareholder or Participant must sell all Tagged Securities or MEP Shares (as applicable) to the Third Party Purchaser on the terms stated in the Invitation to Tag;

(b)	the Shareholder or Participant must do all things and execute such documentation as is reasonably necessary or is reasonably required by the Company, or the Selling Shareholders to effect the proposed sale; and

(c)	neither of the Company nor the Selling Shareholders are to complete the proposed sale, unless at the same time, the Third Party Purchaser offers to buy all the Tagged Securities and MEP Shares of each Shareholder or Participant (as applicable) for which a valid notice of exercise has been provided on the terms stated in the respective Tag Notice.

17.5	Power of Attorney

Each Shareholder irrevocably appoints the Company as its attorney in accordance with clause 25.3 on default by it of its performance of its obligations under this clause 17.

18	Compulsory transfer

18.1	Right to purchase MEP Shares following Event of Default

(a)	The Company may purchase a Participant’s MEP Shares in accordance with this clause 18, if:

(i)	the Participant commits an Event of Default (Defaulting Participant); and

(ii)	within 6 months of the Event of Default Date, the Company notifies the Defaulting Participant in writing that it wishes to purchase all of the Defaulting Participants’ MEP Shares.

(b)	The purchase price for the MEP Shares under clause 18.1 (a) will be an amount calculated as though the Participant is a Bad Leaver (clause 14.3(a)).

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18.2	Completion of purchase

(a)	Upon determination of the purchase price under clause 18.2(b), the Company must pay the purchase price for the Participant’s MEP Shares to the Participant:

(i)	in Immediately Available Funds; or

(ii)	by issuing a Company Note for the purchase price payable to the Participant if, and to the extent that, the Company acting reasonably determines it is not able to pay cash for said MEP Shares.

(b)	The Participant must do anything (including execute any document t) reasonably required by the Company to give effect to the sale of the Participant’s MEP Shares free from any Encumbrance.

18.3	Power of attorney

In consideration of each other Participant entering into this deed, a Participant that has received a notice from the Company in accordance with clause 18.1 (a)(ii) irrevocably appoints the Company to be its attorney in accordance with clause 25.3 on default by it of any of its obligations under clause 18.2.

18.4	Authorisations

The parties must do all things necessary to ensure that the Company may acquire any MEP Shares as contemplated by this clause 18.

19	Restraint on Participants

19.1	Restraint

Subject to this clause 19, for the purposes of promoting the commercial objective of the Business, each Participant undertakes to the Company that during the Restraint Period, the Participant will not, and must procure that each of its Affiliates does not:

(a)	become Involved within the Restraint Area in any capacity in any business or activity which offers the same or substantially similar products or services as those offered by the Business;

(b)	directly or indirectly solicit the custom of any person who was a customer of the Business in the preceding 12 months in respect of the same or substantially similar products or services provided to the Business during that 12-month period; or

(c)	director or indirectly entice or endeavour to entice from the Business any person who is, or was during the then preceding 12 months, an employee, consultant or officer in a managerial role in the Business

19.2	Restraint Period

(a)	In this clause 19, Restraint Period means the period commencing on the date of this deed (or that date of execution and delivery of the Accession Deed, in the case of a future Participant that is not a party as at the date of this deed) and ending 12 months or, if that time is held to be excessive, then each of the following time period or such of them as is not to be excessive:

(i)	9 months;

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(ii)	6 months; or

(iii)	3 months,

from the Participant's Leaving Date; or in relation to any other Participant, the date 6 months after the date on which the Participant Transfers its entire interest in the MEP Shares, or such shorter period nominated by the Company (with Board approval).

19.3	Acknowledgement

Each Participant acknowledges that:

(a)	each Restraint in reasonable in the circumstances and necessary to protect the goodwill of the Business;

(b)	damages are not an adequate remedy if the Participant breaches this clause 19; and

(c)	this clause 19 survives termination of this deed.

19.4	Deletion of restrictions

If any part of the Restraint goes beyond what is reasonable in the circumstances and necessary to protect the goodwill of the Business but would be reasonable and necessary if any activity were deleted or a period of which were to be reduced, then the Restraint applies with that activity deleted or period or area reduced by the minimum amount necessary to make the Restraint reasonable in the circumstances.

19.5	Severance

Each part of the Restraint has effect as a separate and severable restriction and is to be enforce accordingly.

19.6	Injunctive relief

The Company may apply for injunctive relief if it believes a Participant or Affiliate is likely to breach this clause 19 or if a Participant or Affiliate has breached or threatened to breach this clause 19.

20	Confidentiality

20.1	Disclosure of Confidential Information

(a)	A party may not disclose any Confidential Information to any person except:

(i)	with the prior written consent of the party to whom the Confidential Information relates;

(ii)	on a confidential basis to its Representatives, or to an existing or proposed adviser to a Participant, or the Company; or

Gilbert + Tobin	Page |14

(iii)	if required to do so by an Applicable Law or regulation;

(b)	A party who has received Confidential Information from another under this deed must not use it except for the purpose of exercising its rights or performing its obligations under this deed.

20.2	Disclosure by recipient of Confidential Information

Any party disclosing information under clause 20.1 must use all reasonable endeavours to ensure that each recipient of the information complies in all respects with the disclosing party’s obligations under this clause 20 as if the recipient were a party to this deed.

20.3	Ceasing to hold MEP Shares

(a)	If a Participant ceases to hold MEP Shares, it must immediately destroy or deliver to the Company all documents or other materials containing or referring to the Confidential Information that are in its possession or control.

(b)	The rights and obligations of a Participant under this clause 20 continue to apply to a Participant even if it ceases to hold MEP Shares.

21	Accession Deed

21.1	New Participant

The Company may only issue MEP Shares to a person not a party to this deed if the person (New Participant) has executed and delivered to the Company an Accession Deed (in the form set out in Schedule 6 of this deed) and an Application for shares.

21.2	Transferee

A Participant who wishes to Deal with its MEP Shares must ensure that the proposed transferee execute and delivers an Accession Deed (in the form at Schedule 6 of this deed) to the Company (except in the case of a Liquidity Event).

22	Amendments to Plan

The Board may amend the Plan in its absolute discretion at any time:

(a)	for the purpose of complying with any present or future law applicable to this Plan or its operation, including any law of any jurisdiction outside Australia;

(b)	to take into consideration any tax implications in relation to the Plan, including implications arising from rulings from the Commissioner of Taxation, changes to tax laws or changes in the interpretation of tax laws by a court;

(c)	if the amendments are of a minor or technical nature;

(d)	to correct any manifest error or mistake; or

(e)	if the amendments do not reduce or adversely affect the rights of any Participant in respect of any MEP Shares then held by the Participant under this Plan.

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23	Powers of the Board

23.1	Powers and delegation

The Board has absolute discretion to:

(a)	determine appropriate procedures for administering the Plan;

(b)	interpret this Plan, any Invitation and resolve conclusively any questions arising under this Plan or any Invitation;

(c)	delegate any of its powers or discretions under this Plan to any one or more persons or any committee of the Board; and

(d)	set additional terms and conditions to apply to Participants employed in, resident in, or who are citizens of countries other than Australia.

23.2	Discretion

(a)	Any consent required from the Board may be granted or refused in the Board’s absolute discretion.

(b)	Any discretion to be exercised by the Board under this Plan may be exercised by the Board in its absolute discretion.

24	Representations and warranties

Each Shareholder represents and warrants to each other Shareholder:

(a)	(status) it has been incorporated or formed in accordance with the laws of its place of incorporation or formation, is validly existing under those laws and has power and authority to own its assets and carry on its business as it is now being conducted;

(b)	(power) it has power to enter into this deed, comply with the obligations under it and exercise its rights under it;

(c)	(no contravention) the entry by it into, its compliance with its obligations and the exercise of its rights under, this deed does not and will not conflict with:

(i)	its constituent documents or cause a limitation on its power of the power of its directors to be exceeded; or

(ii)	any law binding on or applicable to it or its assets;

(d)	(authorisations) it has in full force and effect authorisation necessary for it to enter into this deed, to comply with its obligations and exercise its rights under it, and to allow them to be enforced;

(e)	(validity of obligations) its obligations under this deed are valid and binding and are enforceable against it in accordance with its terms; and

(f)	(solvency) it is not insolvent.

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25	General

25.1	Notices

(a)	A notice, consent or other communication under this Plan is only effective if it is in writing, signed by or on behalf of the party giving it and it is received in full and legible form:

(i)	if addressed to the Company, at the address specified for notices in the Invitation or at the Company's principal place of business; and

(ii)	if addressed to a Participant:

(A)	at the Participant’s last known address or if it is handed to the Participant; and

(B)	if emailed to the email address last notified by the Participant.

(b)	A notice is regarded as received at the time and on the day, it is actually received, but if it is received on a day that is not a Business Day or after 5.00 pm on a Business Day it is regarded as received at 9.00 am on the following Business Day.

25.2	Entire agreement

(a)	This Plan, the Invitation given to a Participant, the Application signed by that Participant and accepted by the Company and the Constitution form the entire agreement between that Participant and the Company in relation to MEP Shares granted under this Plan to that Participant pursuant to that Invitation and Application.

(b)	The adoption of the Plan by the Board does not amend or rescind any previously approved incentive arrangement or limit the Board from adopting any other incentive arrangement.

25.3	Power of Attorney

(a)	Each appointment of an attorney by a Participant under clauses 15.6, 16.5, 17.4 and 18.3 (Appointor) is made on the following terms:

(i)	the Appointor irrevocably appoints the Company as its attorney to complete and execute such instruments and resolutions for and on its behalf as the attorney thinks necessary to give effect to any of the transactions contemplated by the relevant clause;

(ii)	the Appointor agrees to ratify and confirm whatever the attorney lawfully does, or causes to be done, under the appointment;

(iii)	the Appointor agrees to indemnify the attorney against all Claims, demands and costs arising in any way in connection with the lawful exercise of all or any of the attorney’s powers and authorities under that appointment except in respect of Claims, demands and costs arising as a result of that attorney’s fraud, negligence or wilful default; and

(iv)	the Appointor agrees to deliver to the Company on demand any power of attorney, instrument of transfer or other instruments as the Company may require for the purposes of any of the transactions contemplated by the relevant clause.

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25.4	Governing law

This Plan is governed by the laws of New South Wales.

25.5	Assignment

No party may assign or otherwise deal with its rights under this deed or allow any interest in them to arise or be varied without the written consent of each of the other parties to the deed which shall not be unreasonably withheld.

25.6	Counterparts

This deed may consist of a number of copies, each signed by one or more parties to the deed. If so, the signed copies are treated as making up the one document and the date on which the last counterpart is executed is the date of the deed.

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Schedule 1     Dictionary & Interpretation

In this Plan:

Accession Deed is the deed annexed at Schedule 6 of this Plan.

Affiliate has the meaning given in section 50AAA of the Corporations Act.

Allocated MEP Additional Benefit means the MEP Additional Benefit arising from any allocation of unallocated MEP Shares to Eligible Persons in accordance with clause 6.2.

Applicable Law means any one or more or all, as the context requires, of:

(a)	the Corporations Act;

(b)	any and all regulations made under the Corporations Act, as amended from time to time;

(c)	the Listing Rules if the Company becomes listed;

(d)	any other applicable laws relating to securities, financial products or financial services;

(e)	any other legislation regulating or applying to the activities of the Company; and

(f)	any class order, declaration, exemption or modification made or granted by the Australian Securities and Investments Commission pursuant to the Corporations Act or any other applicable laws contemplated by paragraph (d) on which the Company seeks to rely or that binds the Company in making any Invitation or otherwise in connection with the operation of the Plan.

Application means an application for MEP Shares made under this Plan in response to an Invitation, in the form approved by the Board.

Appointor has the meaning given to it in clause 25.3.

Asset Sale means the sale of the whole or substantially the whole of the assets and undertakings of the Company or Subsidiary whether in a single transaction or a series of related transactions.

ASX means ASX Limited ACN 008 624 691 trading as the Australian Securities Exchange or the securities exchange operated by that entity, as applicable.

Bad Leaver has the meaning given in clause 14.1.

Board means the board of Directors of the Company from time to time.

Business means the day to days operations of the Company.

Business Day means a day on which banks are open for business excluding Saturdays, Sundays and public holidays in Sydney, New South Wales.

Claim means any allegation, debt, cause of action, liability, claim, proceeding, suit or demand of any nature howsoever arising and whether present or future, fixed or unascertained, actual or contingent whether at law, in equity, under statute or otherwise.

Company means Vast Solar Pty Ltd (ACN 136 258 574) of 226 Liverpool Street, Darlinghurst, 2010 New South Wales.

Gilbert + Tobin	Schedule 1– Dictionary | Page |19

Company Note means a loan note issued by the Company on such terms reasonably determined by the Board at a minimum interest rate equal to the higher of the FBT benchmark interest rate or Division 7A benchmark interest rate.

Confidential Information means all confidential information exchanged between the Participants relating to the Business or other affairs of the Company, the Shareholders or the Managers, including the terms of this deed, but excludes any information that:

(a)	is in, or becomes part of, the public domain other than through breach of this deed or an obligation of confidence owed to a Subsidiary; or

(b)	was already known to it at the time of disclosure by the Company or a Securityholder, other than as a result of a breach of an obligation of confidentiality; or

(c)	a party acquires from a source other than the Company or a Shareholder, where the source is entitled to disclose it.

Constitution means the constitution of the Company from time to time.

Corporations Act means Corporations Act 2001 (Cth).

Change of Control means:

(a)	the person or persons that have Control of a Shareholder cease(s) to have Control of that Shareholder; or

(b)	a person or persons who did not have Control of a Shareholder gain(s) Control of that Shareholder.

Deal with includes sell, offer for sale, dispose, transfer, deal with, assign, alienate the right to exercise the votes attached to, or decrease any economic interest in, or grant or allow to exist any Encumbrance, trust, option or other right in relation to the whole of any part of the item of property and agreeing to do any of those things or granting an option or making an offer that permits a person to require the doing of any of those things, and Dealing and or Dealt with have a corresponding meaning.

Defaulting Participant has the meaning given to it in clause 18.1 (a)(i).

Directors has the meaning given to it in the Corporations Act.

Drag Notice means a notice given in accordance with clause 16.2.

Drag Price has the meaning given to it in clause 16.2(c).

Drag Proportion has the meaning given to it in clause 16.2(b).

Drag Sale Terms has the meaning given to it in clause 16.2(c).

Dragged MEP Shares has the meaning given to it in clause 16.2(d).

Dragged Participant has the meaning given to it in clause 16.2(c)

Dragged Shareholder has the meaning given to it in clause 16.1.

Effective Date means the meaning given to it in clause 4.

Gilbert + Tobin	Schedule 1– Dictionary | Page |20

Eligible Person means an officer, executive, employee or consultant who is or was employed or engaged by the Company who is invited by the Board to participate in this Plan.

Encumbrance means any mortgage, lien, charge, pledge, assignment by way of security, security interest, title retention, preferential right or trust arrangement, Claim, covenant, profit à prendre, easement or any other security arrangement or any other arrangement having the same effect or any agreement to create any of them.

Event of Default means, in relation to a Participant:

(a)	a breach of any of their obligations under or in relation to clause 13.1 (a);

(b)	a breach of their obligation to enter into contractual arrangements that give effect to clause 15.4 at least 5 Business Days prior to the scheduled date for lodgement with ASIC of the prospectus for the IPO; or

(c)	a breach other their obligations under clause 14.

Event of Default Date means in relation to a Defaulting Participant, the date the Company becomes aware that the Participant has committed an Event of Default.

Executive means a Director, company secretary or manager employed by the Company.

Exit Notice has the meaning given to it in clause 15.1.

Exit Proceeds means the capital entitlement and profit generated by a Liquidity Event which may be cash, shares, in-kind or any other consideration as the case may be determined at the time of the Liquidity Event.

Fair Value means the amount determined by an independent valuer of good and reputable standing appointed by the Company to determine the Fair Value of the MEP Shares.

Good Leaver has the meaning given in clause 14.2.

Grant Date means the date on which Plan Shares are issued to a Participant under this Plan.

Gross Proceeds means:

(a)	if a Liquidity Event as contemplated by paragraphs (a),(b),(c) or (e) of the definition of Liquidity Event occurs, cash, shares, in-kind or any other consideration as the case may be; or

(b)	if a Liquidity Event as contemplated by paragraph (d) of the definition of Liquidity Event occurs, the proportional value of the Security in light of the total value of the share capital of the Company.

GST means a goods and services tax, or a similar value added tax, levied or imposed under the GST Law.

GST Law has the meaning given to it in the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Investor means AgCentral Pty Ltd (ACN 053 901 518) of 226 Liverpool Street, Darlinghurst, 2010 New South Wales.

Gilbert + Tobin	Schedule 1– Dictionary | Page |21

Invitation means a written invitation to apply for MEP Shares under this Plan made by the Company in accordance with clause 7.2, in the form approved by the Board.

Invitation to Tag has the meaning given to it in clause 17.1.

Involved includes direct or indirect involvement as a principle, agent, partner, employee, shareholder, unitholder, director, trustee, beneficiary, manager, contractor, subcontractor, consultant, advisor or financier.

IPO means, an initial public offering of any class of equity securities by the Company (or a new holding company formed as a special purpose vehicle for the initial public offering) in conjunction with a listing or quotation of those equity securities on the ASX or any other Recognised Stock Exchange.

Immediately Available Funds means cash, bank cheque or electronic funds transfer to an account nominated by the payee in writing, or any other form of payment that the payer and the payee agree in writing.

Issue Price means the amount payable per MEP Share by an Eligible Person on application for MEP Shares offered under an Invitation.

Leaver means either a Good Leaver or Bad Leaver as the case may be.

Leaving Date means, in relation to a Participant, the date the Participant leaves the Company.

Liquidity Event means:

(a)	the completion of a Share Sale;

(b)	an Asset Sale followed by a final distribution by or winding up of the Company;

(c)	an IPO;

(d)	any proportional sale or transfer of the Securities issued by the Company; or

(e)	a time or event determined by the Board to be a Liquidity Event for the purposes of this deed.

Listing Rules means the listing rules, market rules or operating rules of a financial market in respect, of which the Company's shares are quoted or are the subject of an application for quotation from time to time, including but not limited to the official listing rules of the ASX.

Manager has the meaning given to it in the Corporations Act.

MEP Exit Entitlement has the meaning given to it in clause 12.2 MEP Shares means a class of shares in the capital of the Company issued to management which are subject to the terms set out in Schedule 5.

MEP Shareholding means the MEP Shares allotted to a Participant pursuant to this deed and the relevant Invitation. MEP Additional Benefit means the economic benefit of any unallocated MEP Shares of the MEP Share Pool.

MEP Share Pool has the meaning given to it in clause 6.1

Net Cost means the cost less any capital return to the relevant holder on the relevant share by way of a return of capital or otherwise.

Gilbert + Tobin	Schedule 1– Dictionary | Page |22

Net Sale Price means Gross Proceeds less sale costs less any required repayment of ARENA grants.

New Participant has the meaning given to it in clause 21.1

Nominee means, in respect of an Eligible Person, one of the following persons:

(a)	the trustee or trustees of a trust set up wholly for the benefit of one of more of the Eligible Person and the Eligible Person’s spouse and biological, step and/or legally adopted children who are at least 18 years of age; or

(b)	a company in which all of the issued equity securities are beneficially held by, and all of the voting securities attaching to those equity securities are exercisable by:

(i)	the Eligible Person and or the Eligible Person’s spouse and biological, step and/or legally adopted children who are at least 18 years of age; and/or

(ii)	a trustee or trustees of a trust referred to in paragraph (a) of this definition.

Noteholder means AgCentral Pty Ltd (ACN 053 901 518) or any other holder of a debt instrument issued by the Company from time to time.

Ordinary Share means the ordinary shares in the capital of the Company that carry both economic and voting rights.

Participant means an Eligible Person (or a nominee of such an Eligible Person if approved by the Board who has made an Application which has been accepted by the Board).

Plan means the Vast Solar Pty Ltd Management Equity Plan governed by the Plan Rules and Invitation, in each case as amended from time to time.

Plan Rules means this document, as amended, from time to time.

Permitted Transfer has the meaning given to it in clause 13.2

Recognised Stock Exchange means an internationally recognised stock exchange and includes the ASX, the London Stock Exchange and the New York Stock Exchange.

Relevant Proportion means in respect of the MEP Shares held by the Participant, the portion to which a Participants aggregate holding of MEP Shares bear the aggregate of all issued MEP Shares.

Representatives means an adviser of the Participant.

Restraint means the prohibitions and restraints contained in clause 19.

Restraint Area means the area set out in Schedule 7.

Restraint Period has the meaning given to it in clause 19.2.

Sale Profit has the meaning set out in Schedule 4.

Sale Proportion means the economic value of the security proportion to be sold or transferred as determined by the Board.

Securities means an Ordinary Share and any convertible debt instrument issued by the Company.

Selling Shareholder has the meaning given to it in clause 16.1

Gilbert + Tobin	Schedule 1– Dictionary | Page |23

Share Sale means the sale or transfer of all of the Shares in the Company.

Shareholder means those people listed in Schedule 3 and any other shareholder in the Company from time to time.

Special Circumstances means with respect to a Participant:

(a)	total and permanent disablement;

(b)	mental illness;

(c)	redundancy; or

(d)	death or terminal illness.

Subsidiary means an entity wholly owned by the Company from time to time.

Tag Proportion has the meaning given to it in clause 17.2(b).

Tag Price has the meaning given to it in clause 17.2(c).

Tag Terms has the meaning given to it in clause 17.2(c).

Tag Option has the meaning given to it in clause 17.2(d).

Tagged Securities and MEP Shares has the meaning given to it in clause 17.2(d).

Third Party Purchaser has the meaning given to it in clause 16.1.

Transfer means a transfer of the Participant’s legal or beneficial interests in the MEP Shares as the case may be.

1.	Interpretation

In this Plan the following rules of interpretation apply unless the contrary intention appears:

(a)	headings are for convenience only and do not affect the interpretation of this Plan;

(b)	the singular includes the plural and vice versa;

(c)	words that are gender neutral or gender specific include each gender;

(d)	where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;

(e)	the words ‘such as’, ‘including’, ‘particularly’ and similar expressions are not used as, nor are intended to be, interpreted as words of limitation;

(f)	a reference to:

(i)	a person includes a natural person, partnership, joint venture, government agency, association, corporation or other body corporate;

(ii)	a thing (including, but not limited to, a chose in action or other right) includes a part of that thing;

(iii)	a party includes its successors and permitted assigns;

Gilbert + Tobin	Schedule 1– Dictionary | Page |24

(iv)	a document includes all amendments or supplements to that document;

(v)	a clause, term, party, schedule or attachment is a reference to a clause or term of, or party, schedule or attachment to this Plan;

(vi)	this Plan includes all schedules and attachments to it;

(vii)	a law includes a constitutional provision, treaty, decree, convention, statute, regulation, ordinance, by-law, judgment, rule of common law or equity or a rule of an applicable financial market and is a reference to that law as amended, consolidated or replaced;

(viii)	an agreement other than this Plan includes an undertaking, or legally enforceable arrangement or understanding, whether or not in writing; and

(ix)	a monetary amount is in Australian dollars;

(g)	an agreement on the part of two or more persons binds them jointly and severally;

(h)	when the day on which something must be done is not a Business Day, that thing must be done on the following Business Day;

(i)	in determining the time of day, where relevant to this Plan, the relevant time of day is:

(i)	for the purposes of giving or receiving notices, the time of day where a party receiving a notice is located; or

(ii)	for any other purpose under this Plan, the time of day in the place where the party required to perform an obligation is located; and

(j)	no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this Plan or any part of it.

Gilbert + Tobin	Schedule 1– Dictionary | Page |25

Schedule 2     Eligible Persons

Eligible Persons
Craig Wood
Kurt Drewes
Bruce Leslie
Christina Hall
Brian William Menzies
Valentino Marco Pagura

As at date of execution of this deed.

Gilbert + Tobin	Schedule 2| Page | 26

Schedule 3     Shareholders

Shareholders
James Robert Fisher
AgCentral Pty Ltd (ACN 053 901 518)
Brian William Menzies
Valentino Marco Pagura
Winkles Investments Pty Ltd (ACN 153 623 997)

As at date of execution of this deed

Gilbert + Tobin	Schedule 3 | Page | 27

Schedule 4     MEP Share Conversion - Worked Examples

Net Sales Price = Gross Proceeds less sale costs less any required repayment of ARENA grants.

Agreed Cost of Capital = 10% of equity injected and agreed $3 million deduction capitalised annually from 30 June 2020 or from the date of injection, whichever is later.

Gross Proceeds means:

(a)	if a Liquidity Event as contemplated by paragraphs (a),(b),(c) or (e) of the definition of Liquidity Event occurs, cash, shares, in-kind or any other consideration as the case may be; or

(b)	if a Liquidity Event as contemplated by paragraph (d) of the definition of Liquidity Event occurs, the proportional value of the Security in light of the total value of the share capital of the Company.

Management Split means the percentage of Sale Profit attributed to Management.

Sale Profit = Net Sales Price less equity or any loans which have a right to convert to equity invested since 25 September 2019 less $3m less Agreed Cost of Capital at time of Liquidity Event.

Assumed subsequent equity investment from Investors:

Date	Amount
30/09/19	1,250,000
01/06/20	1,000,000
30/06/20	1,000,000

Net Sales Price determines the split between Investors and Management as follows:

Net Sale Price	<$10m	>$10m
Share of Sale Profit
Management	25%	33.3333%
Investors	75%	66.6667%

Gilbert + Tobin	Schedule 4 | Page | 28

Financial return example:

Illustrative	30/06/2021	30/06/2021	30/06/2021	30/06/2021	30/06/2021	30/06/2021	30/06/2021	30/06/2021
Net Sale Price	9,000,000	10,000,000	15,000,000	20,000,000	9,000,000	12,000,000	15,000,000	30,000,000
Equity Injected	3,250,000	3,250,000	3,250,000	3,250,000	3,250,000	3,250,000	3,250,000	3,250,000
Agreed deduction	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000
Agreed Cost of Capital deduction	625,000	625,000	625,000	625,000	1,312,500	1,312,500	1,312,500	1,312,500
Sale Profit	2,125,000	3,125,000	8,125,000	13,125,000	1,437,500	4,437.500	7,437,500	22,437,500
Share of Proceeds
Investors - $	1,593,750	2,083,334	5,416,669	8,750,004	1,078,125	2,958,335	4,958,336	14,958,341
Investors - %	75.00%	66.67%	66.67%	66.67%	75.00%	66.67°/	66.67%	66.67%
Management -$	531,250	1,041,666	2,708,331	4,374,996	359,375	1,479,165	2,479,164	7,479,159
Management -% '	25.00°/	33.3333%	33.3333%	33.3333%	25.00°/	33.3333°/	33.3333°/	33.3333°/
Total	2,125,000	3,125,000	8,125,000	13,125,000	1,437,500	4,437,500	7,437,500	22,437,500

Worked Examples:

Clause 12.2(a) - Liquidity Events except for a proportional sale or transfer

Assuming:

Where:

A means MEP Shareholding.

B means Allocated MEP Additional Benefit (if any).

MEP Share Pool means the entire MEP Shares on offer, the maximum being 100 MEP Shares.

Management Split means:

where:

Net Sale Price is less than $10,000,000 the Management Split is 25%

where:

Net Sale Price is greater than $10,000,000 the Management Split is 33.3333%

Management Value means the dollar amount equal to the applicable Management Split x Sale Profit.

Example 1 - Participant holds 25 MEP Shares and is not allocated the benefit of any additional MEP Shares and the Net Sales Price is $9,000,000 at 30 June 2021.

Gilbert + Tobin	Schedule 4 | Page | 29

Then the Share in Exit Proceeds is:

= $132,813

Example 2 - Participant holds 25 MEP Shares and is allocated the benefit of an additional 10 MEP Shares and the Net Sale Price is $10,000,000 at 30 June 2021

Then the Share in Exit Proceeds is:

= $364,583

Gilbert + Tobin	Schedule 4 | Page | 30

Clause 12.2(b) - for a proportional sale

Assuming:

Where:

A means MEP Shareholding.

B means Allocated MEP Additional Benefit (if any).

MEP Share Pool means the entire MEP Shares on offer, the maximum being 100 MEP Shares.

Sale Proportion means the economic value of the security proportion to be sold or transferred as agreed between the Board and the Selling Shareholder

Management Split means:

where:

Net Sale Price is less than $10,000,000 the Management Split is 25%

where:

Net Sale Price is greater than $10,000,000 the Management Split is 33.3333%

Management Value means the dollar amount equal to the applicable Management Split x Sale Profit.

Example 1 - Participant holds 25 MEP Shares and is not allocated the benefit of any additional MEP Shares and the Net Sales Price for a complete Liquidity Event is $9,000,000 at 30 June 2021 where the Sale Proportion of the Selling Shareholder is 50%.

Then the Share in Exit Proceeds is:

= $66,406; and

13 MEP Shares are retained by the Management Shareholder.

Example 2 - Participant holds 25 MEP Shares and is allocated the benefit of an additional 10 MEP Shares and the Net Sale Price for a complete Liquidity Event is $10,000,000 at 30 June 2021 where the Sale Proportion of the Selling Shareholder is 50%.

Then the Share in Exit Proceeds is:

= $182,292; and

18 MEP Shares are retained by the Management Shareholder.

Gilbert + Tobin	Schedule 4 | Page | 31

Schedule 5     MEP Share rights

1	Each MEP Share carries no right to vote, no right to receive notice of any meeting of the Company and no right or entitlement to receive dividends.

2	Each MEP Share carries the right to a return of capital.

3	Each MEP Shares carries the right to be converted into ordinary shares pursuant to clause 11

Gilbert + Tobin	Schedule 5 | Page | 32

Schedule 6     Accession Deed

This Deed Poll of Accession (Accession Deed) is dated:

By:

(Acceding Party)

In favour of:

Vast Solar Pty Limited (the Company); and

each party to the MEP (as defined below).

INTRODUCTION

This deed poll is supplemental to a management equity plan of the Company dated [Insert] as amended from time to time (MEP).

1.	Definitions

1.1	Definitions

Unless the contrary intention appears, these meanings apply.

Accession Date has the meaning given to it in clause 2.1

Continuing Party means each party (whether an original party or a party by accession to the MEP as listed in Schedule 1 to this deed.

MEP means the 'Vast Solar Pty Ltd Management Equity Plan governed by the Plan Rules and Invitation, in each case as amended from time to time.

1.2	Interpretation

Schedule 1 and 2 of the MEP Plan apply to this deed as it set out in full in this deed.

1.3	Incorporated definitions

Unless the contrary intention appears, a term which has a defined meaning in the MEP Plan has the same meaning when used in this deed.

2.	Accession

2.1	The Acceding Party confirms that it has been supplied with a copy of the MEP.

2.2	The Acceding Party covenants with all parties to the MEP (whether original or by accession) to observe, perform and be bound by the terms of the MEP on and from [Insert date] (Accession Date).

2.3	Upon accession to the MEP, the Acceding Party is bound by all the terms of the MEP from the Accession Date as if the Acceding Party was, from the Accession Date, a party to the MEP with all the rights and obligations of a party to the MEP in capacity referred to in clause 2(d).

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2.4	Upon accession to the MEP, the Acceding Party acknowledges that it will be a [Participant/Shareholder] for the purposes of the MEP and will have the rights and obligations as if it were named in the MEP as a [Participant/Shareholder].

3.	Representations and warranties

3.1	The Acceding Party represents and warrants to each Continuing Party:

(a)	(status) it has been incorporated or formed in accordance with the laws of its place of incorporation or formation, is validly existing under those laws and has power and authority to own its assets and carry on its business as it is now being conducted;

(b)	(power) it has power to enter into this deed, comply with its obligations under it and exercise its rights under it;

(c)	(no contravention) the entry by it into, its compliance with its obligations and the exercise of its rights under, this deed does not and will not conflict with:

(i)	its constituent documents or cause a limitation on its power of the power of its directors to be exceeded; or

(ii)	any law binding on or applicable to it or its assets;

(d)	(authorisations) it has in full force and effect authorisation necessary for it to enter into this deed, to comply with its obligations and exercise its rights under it, and to allow them to be enforced;

(e)	(validity of obligations) its obligations under this deed are valid and binding and are enforceable against it in accordance with its terms; and

(f)	(solvency) it is not insolvent.

4.	Address of Acceding Party for Notices

For the purposes of the MEP the address of the Acceding Party to which all notices must be delivered is:

To: [Insert]

Address: [Insert]

Email: [Insert]

Attention: [Insert]

5.	Costs

The Acceding Party agrees to pay its own costs in connection with the preparation, negotiation and completion of this deed.

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6.	General

6.1	Variation and waiver

A provision of this deed, or right, power or remedy created under it may not be varied or waived except in writing signed by the party to be bound.

6.2	Entire Agreement

This deed, the Plan Rules and Invitation constitute the entire agreement of the parties about its subject matter and supersede all previous agreement, understandings and negotiations on that subject matter.

6.3	Invalid or unenforceable provisions

If a provision of this deed is invalid or unenforceable in a jurisdiction:

(a)	it is to be read down or severed in that jurisdiction to the extent of the invalidity or unenforceability; and

(b)	that fact does not affect the validity or enforceability of:

(i)	that provision in another jurisdiction; or

(ii)	the remaining provisions.

6.4	Consents, approvals or waivers

By giving any approval, consent or waiver a party does not give any representation or warranty as to any circumstance in connection with the subject matter of the consent, approval or waiver.

6.5	Discretion in exercising rights

Unless this deed expressly states otherwise, a party may exercise a right, power or remedy or give or refuse its consent, approval or waiver in connection with this deed in its absolute discretion (including by imposing conditions).

6.6	Amendment

This deed may be amended only by a document signed by the Acceding Party and each of the Continuing Parties.

6.7	Assignment

The Acceding Party may not assign or otherwise deal with its rights under this deed or allow any interest in them to arise or be varied without the written consent of each of the Continuing Parties.

6.8	Severability

If the whole or any part of a provision of this deed is void, unenforceable or illegal in a jurisdiction it is severed for that jurisdiction. The remainder of this deed has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected. This clause 6.8 has no effect if the severance alters the basic nature of the deed or is contrary to public policy.

6.9	Governing law and jurisdiction

The law in force in New South Wales governs this deed. The Acceding party submits to the exclusive jurisdiction of the courts of that place.

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Schedule 7     Restraint Area

“Restraint Area” means the entire world or, if that geographical area is held to be excessive, then each of the following regions or such of them as is held not to be excessive:

I.	the Commonwealth of Australia

II.	the state of New South Wales

III.	the state of South Australia

IV.	the state of Western Australia

V.	the state of Queensland

VI.	the state of Victoria

VII.	the Northern Territory

VIII.	the Americas, including Chile

IX.	North America

X.	California and Arizona

XI.	Asia

XII.	India

XIII.	Central Asia

XIV.	China

XV.	The Middle East

XVI.	The Gulf Cooperation Council states

XVII.	The United Arab Emirates

XVIII.	Africa, including South Africa

XIX.	North Africa, including Morocco

XX.	Mediterranean Europe

XXI.	Italy

XXII.	Greece.

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Execution page

Signed, sealed and delivered by Vast Solar Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) by:

/s/ Katherine Woodthrope	Christina Grace Hall
Signature of director	Signature of Secretary

Katherine Woodthrope	Christina Grace Hall
Name of director (print)	Name of secretary (print)

Signed, sealed and delivered by AgCentral Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) by:

John I. Kahlbetzer	Colin R. Sussman
Signature of director	Signature of director/secretary

John I. Kahlbetzer	Colin R. Sussman
Name of director (print)	Name of director /secretary (print)

Signed, sealed and delivered by James Fisher in the presence of:

Signature of witness	Signature of James Fisher

Name of witness (print)

Signed, sealed and delivered by Brian Menzies in the presence of:

Signature of witness	Signature of Brian Menzies

Name of witness (print)	Name of director /secretary (print)

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Signed, sealed and delivered by Valentino Marco Pagura in the presence of:

Signature of witness	Signature of Valentino Marco

Name of witness (print)

Signed, sealed and delivered by Winkles Investments Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) by:

Signature of director	Signature of director/secretary

Name of director (print)	Name of director /secretary (print)

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